UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report - December 1, 2004 (Date of earliest event reported)
INGERSOLL-RAND COMPANY LIMITED (Exact name of registrant as specified in its charter)
Bermuda (State or other jurisdiction of incorporation)	1-985 (Commission File Number)	75-2993910 (I.R.S. Employer Identification No.)
Clarendon House 2 Church Street Hamilton HM 11, Bermuda (Address of principal executive offices, including zip code)
(441) 295-2838 (Registrant's phone number, including area code) N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
      (17 CFR 240.14d-2(b))

[]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Audit Committee Fees

On February 2, 2005, at a regularly scheduled meeting, the Board of Directors (the "Board") of Ingersoll-Rand Company Limited (the "Company") approved an increase in the meeting fee payable to members of the Audit Committee of the Board (the "Audit Committee") from $1,500 to $2,000 per meeting.  The per-meeting compensation of the chairperson of the Audit Committee remained at $3,000 per meeting.  In addition, the Board approved a retainer of $5,000 per quarter for the chairperson of the Audit Committee.  All other Board retainers and meeting fees were unchanged.

Salaries of Certain Executive Officers

On February 2, 2005, the Compensation Committee of the Board (the "Compensation Committee") approved an increase in the base annual salary of Michael W. Lamach, Senior Vice President and President of the Company's Security and Safety Sector, from $450,000 to $470,000, effective February 1, 2005, after a review of performance and competitive market data.  Mr. Lamach is a Named Executive Officer of the Company as of December 31, 2004.  On December 1, 2004, the Compensation Committee approved an increase in the base annual salary of Herbert L. Henkel, Chairman, President and Chief Executive Officer of the Company, from $1,100,000 to $1,200,000, effective January 1, 2005, after a review of performance and competitive market data.  On December 1, 2004, the Compensation Committee approved an increase in the base annual salary of Christopher Vasiloff, Senior Vice President and President of the Company's Infrastructure Sector, from $420,000 to $440,000, effective December 1, 2004, after a review of performance and competitive market data.

2004 Incentive Compensation for Named Executive Officers

On February 2, 2005, the Compensation Committee approved 2004 annual incentive compensation awards for the Company's Named Executive Officers under the Company's Annual Incentive Matrix ("AIM") Bonus Program, the Stock Option Program under the Company's Incentive Stock Plan and the Performance (phantom) Share Program.  Those compensation plans, as in effect for 2004, are described in detail in the Company's Proxy Statement on Schedule 14A filed with the Commission on April 15, 2004.  The 2004 compensation awards were as follows:

AIM Bonus Program

H. L. Henkel                                       $2,750,000
Chairman of the Board,
President and Chief
Executive Officer

T. R. McLevish                                   $550,000
Senior Vice President
and Chief Financial
Officer

R.P. Smith                                          $474,900
Senior Vice President

C.P.Vasiloff                                       $514,800
Senior Vice President

M. W. Lamach                                   $413,700
Senior Vice President

Stock Option Program

Mr. Henkel                  225,000 options at exercise price of $77.37 per share
Mr. McLevish               66,000 options at exercise price of $77.37 per share
Mr. Smith                      50,000 options at exercise price of $77.37 per share
Mr. Vasiloff                   50,000 options at exercise price of $77.37 per share
Mr. Lamach                  50,000 options at exercise price of $77.37 per share

Performance Share Program

Mr. Henkel                  $6,383,025
Mr. McLevish             $1,148,945
Mr. Smith                    $1,148,945
Mr. Vasiloff                 $1,148,945
Mr. Lamach                $   765,963

2005 Incentive Compensation Arrangements for Named Executive Officers

On February 2, 2005, the Compensation Committee approved the terms of the AIM Bonus Program, Stock Option Program and Performance Share Program for Mr. Henkel and Mr. McLevish for 2005.  In addition, the Compensation Committee approved the terms of the Stock Option Program and Performance Share program for Mr. Smith, Mr. Vasiloff and Mr. Lamach.  The terms of the AIM Bonus Program for those officers will be finalized in the near future.

A description of the 2005 Incentive Stock Option Program and Performance Share Program for all of the Named Executive Officers, as well as the AIM Bonus Program for Mr. Henkel and Mr. McLevish, is set forth below.

The value of the AIM Bonus Program, the Stock Option Program and the Performance Share Program are directly linked to the financial performance of the Company and to the value of the Company's Class A common shares. Thus, alignment of the interests of the shareholders and of the executives is achieved.  The Compensation Committee periodically reviews and evaluates its executive officer compensation practices against the practices and pay levels of other similar companies. These comparisons are conducted continuously throughout the year through a variety of methods such as direct analysis of peer company proxy statements, compilation of survey data published by several independent consulting firms, and customized compensation surveys performed by independent consulting firms.

Mr. Henkel and Mr. McLevish may receive annual cash incentive awards under the Company's AIM Bonus Program based upon both the Company's and their individual performance during each such year. Individual performance assessments are based on judgments about the achievement of pre-established objectives. In fixing such bonus awards, the Compensation Committee considers several financial metrics, including the Company's earnings per share, cash flow, and return on invested capital performance compared to the annual plan and also the individual's contribution to such performance. In addition, the general economic environment in which the Company operated during such year is taken into account as are the prevailing pay levels for similar positions in similar companies.  On December 1, 2004, the Compensation Committee approved an increase in Mr. Henkel's target bonus guideline under the Company's AIM Bonus Program from 115% of his base salary to 150% of his base salary, effective for his bonus to be paid in 2006.  The parameters of Mr. Smith's, Mr. Vasiloff's and Mr. Lamach's participation in the AIM Bonus Program will be finalized in the near future.

Stock options under the Company's Stock Option Program will be granted annually at an exercise price equal to the average of the high and low prices of the Class A common shares of IR on the date of grant. Currently, options granted to executive officers generally become exercisable in three equal annual installments beginning one year from the date of grant and expire on the tenth anniversary of the grant.

The Performance Share Program provides annual awards based on a combination of the achievement of longer-term strategic initiatives and annual financial performance. Awards are based on target levels of common share equivalents assigned to each participant and are completely contingent on and variable with the collective performance of the program participants in relation to pre-established strategic initiatives and financial performance goals. Payments are made in cash (based on the value of the Class A common shares), unless previously deferred into the Executive Deferral Plan described below.

The number of stock options and Performance Share Program awards granted are based upon the position responsibility of each recipient, his or her individual performance, the Company's performance, and the long-term incentive practices of the surveyed corporations referred to above. These factors are periodically reevaluated by the Compensation Committee. The Compensation Committee seeks to target compensation, comprised of salary, annual incentives and long-term incentives, for executive officers at approximately the median of the pay levels for equivalent positions as determined through the survey processes discussed above. This level of opportunity is earned only with commensurate achievement of business results. The Compensation Committee uses these guidelines in making its award grant determinations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                INGERSOLL-RAND COMPANY LIMITED

                                              (Registrant)

                                            Date:  February 8, 2005                            /s/ Patricia Nachtigal____
                                                                                                             Patricia Nachtigal

                                                                                                             Senior Vice President and

                                                                                                             General Counsel